EXHIBIT 31.2

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Beth B. Pulley, certify that:

1. I have reviewed this annual report on Form 10-K/A (Amendment No. 1) of North American Galvanizing & Coatings, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

/s/ Beth B. Pulley

Beth B. Pulley
Vice President and Chief Financial Officer

April 30, 2010